         As filed with the Securities and Exchange Commission on March 30, 1998.

                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     USA NETWORKS, INC. (formerly HSN, Inc.)
             (Exact name of registrant as specified in its charter)

                 Delaware                                    59-2712887
    (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                     Identification No.)

   152 West 57th Street, New York, New York                    10019
   (Address of Principal Executive Offices)                 (Zip Code)


                        HSN, INC. RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                THOMAS KUHN, ESQ.
                               USA NETWORKS, INC.
                        152 WEST 57TH STREET, 38TH FLOOR
                            NEW YORK, NEW YORK 10019
                     (Name and address of agent for service)

                                 (212) 247-5810
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                      PROPOSED      PROPOSED
                                      MAXIMUM        MAXIMUM
TITLE OF                AMOUNT        OFFERING      AGGREGATE          AMOUNT OF
SECURITIES               TO BE        PRICE          OFFERING         REGISTRATION
TO BE REGISTERED       REGISTERED(1)  PER SHARE       PRICE               FEE
Common Stock,          1,500,000      $27.375(2)    $41,062,500(2)   $12,113.44(2)
  par value              shares
 $.01 per share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The average of the high and low reported prices of the Registrant's Common Stock on March 27, 1998 has been used for the purpose of calculating the registration fee pursuant to Rule 457(c).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         This Registration Statement on Form S-8 (the "Registration Statement") of USA Networks, Inc., a Delaware corporation formerly known as HSN, Inc. (the "Company" or the "Registrant"), relates to up to 1,500,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable in connection with the HSN, Inc. Retirement Savings Plan (Amended and restated effective as of January 1, 1998) (the "Plan").

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

                     (b) The description of the Common Stock contained in the Company's Registration Statement on Form S-4 dated November 20, 1996, (No. 333-16437).

           ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Registrant's Bylaws provide that the directors, officers and certain other persons will be indemnified to the fullest extent permitted by Delaware law with respect to third-party actions or suits, provided such person has met the applicable standard of conduct which permits indemnification under Delaware law. The Registrant's Bylaws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits initiated by such person, provided that such proceeding was authorized by the Board of Directors. The Registrant's Bylaws allow the Registrant to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         ITEM 8.   EXHIBITS.

         The exhibits incorporated by reference or filed as part of this Registration Statement are listed in the Index of Exhibits that begins on page
10. Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

         ITEM 9.   UNDERTAKINGS.

              A.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 20th day of February, 1998.

                                            USA NETWORKS, INC.


                                            By:  /s/ Barry Diller
                                                -----------------------------
                                            Name:      Barry Diller
                                            Title:     Chairman of the
                                                       Board and Chief
                                                       Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Gallagher and Thomas Kuhn, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

 SIGNATURE                                    TITLE                              DATE
 ---------                                    -----                              ----
/s/Barry Diller                          Chairman of the                    February 20, 1998
-------------------------------          Board and Chief
Barry Diller                             Executive Officer

/s/Paul G. Allen                         Director                           February 20, 1998
-------------------------------
Paul G. Allen

/s/Frank J. Biondi, Jr.                  Director                           February 20, 1998
-------------------------------
Frank J. Biondi, Jr.

/s/Edgar Bronfman, Jr.                   Director                           February 20, 1998
-------------------------------
Edgar Bronfman, Jr.

/s/James G. Held                         Director, Vice                     February 20, 1998
-------------------------------          Chairman
James G. Held

/s/Victor A. Kaufman                     Director, Office                   February 20, 1998
-------------------------------          of the Chairman,
Victor A. Kaufman                        and Chief Financial
                                         Officer (Principal
                                         financial officer)


/s/Robert W. Matschullat                 Director                           February 20, 1998
--------------------------------
Robert W. Matschullat

/s/Samuel Minzberg                       Director                           February 20, 1998
--------------------------------
Samuel Minzberg

/s/Bruce M. Ramer                        Director                           February 20, 1998
--------------------------------
Bruce M. Ramer


/s/William D. Savoy                      Director                           February 20, 1998
--------------------------------
William D. Savoy


/s/H. Norman Schwarzkopf                 Director                           February 20, 1998
--------------------------------
H. Norman Schwarzkopf


/s/Richard E. Snyder
--------------------------------         Director                           February 20, 1998
Richard E. Snyder


/s/Brian Feldman                         Controller (Chief                  February 24, 1998
--------------------------------         accounting officer)
Brian Feldman

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Petersburg, state of Florida on February 24, 1998.


                               USA NETWORKS, INC.,
                                 as Plan Administrator for HSN, Inc.
                                 Retirement Savings Plan  (Amended
                                 and Restated Effective as of January
                                 1, 1998)

                               By:  /s/  Brian J. Feldman
                                  ------------------------------------------
                               Name:  Brian J. Feldman
                               Title: Controller (Chief accounting officer)

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER              EXHIBIT DESCRIPTION

           23.01 Consent of Deloitte & Touche LLP (filed as Exhibit 23.2 to FORM 10-K dated March 30, 1998 as incorporated herein by reference)

           23.02 Consent of Ernst & Young LLP (filed as Exhibit 23.1 to FORM 10-K dated March 30, 1998 as incorporated herein by reference)

           24.01 Power of Attorney (included on Page 7 of this Registration Statement)

           99.01 HSN, Inc. Retirement Savings Plan (Amended and restated effective as of January 1, 1998)